Exhibit 99.1

Digital Brands Group Reports Fourth Quarter and Fiscal Year 2021 Financial Results

AUSTIN, Texas, March 31, 2022 /PRNewswire/ -- Digital Brands Group, Inc. ("DBG") (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today reported financial results for its fourth quarter and 2021 fiscal year ended December 31, 2021.

Results for the Fourth Quarter

Net revenues increased 425% to $4.0 million in the fourth quarter of 2021 compared to $0.8 million in the fourth quarter of 2020. This revenue growth was experienced across all our portfolio brands.

Net loss attributable to common stockholders in the fourth quarter of 2021 was $9.7 million, or $0.76 per diluted share. The net loss included $3.8 million in non-cash expenses. This compared to a net loss attributable to common stockholders of $2.6 million, or $3.97 per diluted share in the fourth quarter of 2020.

Results for the Fiscal 2021

Net revenues for fiscal 2021 increased 44.8% to $7.6 million compared to $5.2 million in 2020.

Net loss attributable to common stockholders in fiscal 2021 was $32.4 million, or $4.21 per diluted share. The net loss included $16.4 million in non-cash expenses. This compared to a net loss attributable to common stockholders in fiscal 2020 of $10.7 million, or a net loss of $16.15 per diluted share, which includes $0.9 million in non-cash expenses.

"We continued to build momentum throughout 2021 as we were able to leverage the cash raised on our IPO. We believe this momentum is illustrated by our fourth quarter revenue growth of 425%, as well as our recently announced January and February 2022 revenue growth," said Hil Davis, Chief Executive Officer of Digital Brands Group. "Our operating losses were driven by our low revenue results, especially in the first nine months of 2021. We expect to leverage these fixed costs in 2022 with the revenue momentum we have experienced."

"We added two brands to our portfolio in 2021. We also announced a definitive agreement to acquire Sundry in January 2022. We are confident that we can continue to drive revenue growth in 2022 and beyond though both organic revenue growth and through acquisitions. We are also confident we can leverage our fixed costs in 2022 and beyond with this revenue growth."

Fourth Quarter 2021 Highlights

•	Net revenues increased 425% to $4.0 million in the fourth quarter of 2021 compared to $0.8 million in the fourth quarter of 2020. The increase in net sales was driven by the increase in revenue at all our brands and the inclusion of Stateside and Harper & Jones on a pro-forma basis.
•	Gross profit margin increased 42.2% year over year to 37.4% from negative 4.8%. Gross profit increased by $1.5 million due to improved gross margins at all our brands.
•	Net loss attributable to common stockholders in the fourth quarter of 2021 was $9.7 million, or $0.76 per diluted share. This compared to a net loss attributable to common stockholders of $2.6 million, or $3.97 per diluted share in the fourth quarter of 2020.

Full year 2021 financial details are included in the Company's Form 10-K for the twelve months ended December 31, 2021.

Conference Call and Webcast Details Updated

Management will host a webcast on Thursday, March 31, 2022 at 5:00 p.m. ET to discuss the results. The live conference call can be accessed by dialing (866) 605-1828 from the U.S. or internationally. The conference I.D. code is 13728535 or via the web by using the following link: https://services.choruscall.com/mediaframe/webcast.html? webcastid=P2YYJPfH.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "should," and "may" and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG's plans, objectives, projections and expectations relating to DBG's operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG's ability to implement its business strategy; DBG's ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG's and its vendors' ability to maintain the strength and security of information technology systems; the risk that DBG's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG's ability to properly collect, use, manage and secure consumer and employee data; stability of DBG's manufacturing facilities and foreign suppliers; continued use by DBG's suppliers of ethical business practices; DBG's ability to accurately forecast demand for products; continuity of members of DBG's management; DBG's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG's financial results is included from time to time in DBG's public reports filed with the SEC, including DBG's Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Digital Brands Group, INC

Statements of operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net revenues	$4,009,645	$763,930	$7,584,859	$5,239,437
Cost of net revenues	2,510,177	800,891	4,689,200	4,685,755
Gross profit (loss)	1,499,468	(36,961)	2,895,659	553,682
Operating expenses	11,743,986	26,785,595	34,244,317	34,244,317
Operating loss	(10,244,518)	(2,279,811)	(31,348,658)	(9,147,890)
Other expenses	546,041	(359,520)	(2,109,419)	(1,566,764)
Loss before provision for income taxes	(9,698,477)	(2,639,331)	(33,458,077)	(10,714,654)
Provision for income taxes	-	16	1,100,120	(13,641)
Net loss	$(9,698,477)	$(2,639,315)	$(32,357,957)	$(10,728,295)

Weighted average common shares outstanding -basic and diluted	12,814,589	664,167	7,689,215	664,167
Net loss per common share - basic and diluted	$(0.76)	$(3.97)	$(4.21)	$(16.15)

The accompanying notes are an integral part of these financial statements.

Digital Brands Group, INC

Statements of CAsh flow

	Year Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(32,357,957)	$(10,728,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,220,736	603,857
Amortization of loan discount and fees	1,382,222	241,878
Stock-based compensation	4,800,337	144,775
Fees incurred in connection with debt financings	560,309	-
Change in fair value of warrant liability	11,958	(2,353)
Change in fair value of derivative liability	(910,204)	-
Change in fair value of contingent consideration	8,764,460	-
Deferred income tax benefit	(1,100,120)	-
Impairment of intangible assets	3,400,000	784,500
Gain on forgiveness of PPP loans	(407,994)	-
Loss on disposal of property and equipment	-	848,927
Change in credit reserve	36,893	(207,666)
Changes in operating assets and liabilities:
Accounts receivable, net	150,288	1,947
Due from factor, net	(399,701)	1,616,939
Inventory	(911,293)	3,202,350
Prepaid expenses and other current assets	(151,917)	168,589
Accounts payable	456,690	673,263
Accrued expenses and other liabilities	834,489	(591,028)
Deferred revenue	4,882	(13,564)
Due to related parties	(63,550)	178,026
Accrued interest	461,113	1,016,268
Net cash used in operating activities	(14,218,359)	(2,061,587)
Cash flows from investing activities:
Cash acquired (consideration) pursuant to business combination	(5,936,757)	106,913
Purchase of property, equipment and software	(43,179)	(864)
Deposits	(31,116)	98,835
Net cash used in investing activities	(6,011,052)	204,884
Cash flows from financing activities:
Proceeds from related party advances	-	22,856
Repayments to factor	(41,200)	(1,931,369)
Proceeds from venture debt	-	1,050,000
Issuance of loans payable	2,779,910	1,701,044
Repayments of promissory notes and loans payable	(2,006,628)	-
Issuance of convertible notes payable	8,433,650	1,250,308
Proceeds from initial public offering	10,000,002	-
Exercise of over-allotment option with public offering, net	1,364,997	-
Exercise of warrants	1,768,046	-
Proceeds from sale of Series A-3 preferred stock	-	428,926
Subscription receivable from Series A-3 preferred stock	-	22,677
Proceeds from sale of Series CF preferred stock	-	309,750
Offering costs	(2,116,957)	(461,972)
Net cash provided by financing activities	20,181,820	2,392,220
Net increase in cash and cash equivalents	(47,591)	535,517
Cash and cash equivalents at beginning of year	575,986	40,469
Cash and cash equivalents at end of year	$528,395	$575,986

The accompanying notes are an integral part of these financial statements.

Digital Brands Group, INC

Statement of balance sheets

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$528,394	$575,986
Accounts receivable, net	89,394	35,532
Due from factor, net	985,288	210,033
Inventory	2,755,358	1,163,279
Prepaid expenses and other current assets	417,900	23,826
Total current assets	4,776,334	2,008,656
Deferred offering costs	367,696	214,647
Property, equipment and software, net	97,265	62,313
Goodwill	18,264,822	6,479,218
Intangible assets, net	12,841,313	7,494,667
Deposits	137,794	92,668
Total assets	$36,485,224	$16,352,169

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,562,690	$5,668,703
Accrued expenses and other liabilities	2,237,145	1,245,646
Deferred revenue	276,397	1,667
Due to related parties	277,635	441,453
Contingent consideration liability	12,179,476	-
Convertible notes, current	100,000	700,000
Accrued interest payable	1,110,679	737,039
Note payable - related party	299,489	137,856
Venture debt, net of discount	6,001,755	5,854,326
Loan payable, current	2,502,000	992,000
Promissory note payable	3,500,000	4,500,000
Total current liabilities	35,047,266	20,278,690
Convertible note payable, net	5,501,614	1,215,815
Loan payable	713,182	709,044
Derivative liability	2,294,720	-
Warrant liability	18,223	6,265
Total liabilities	43,575,005	22,209,814

Commitments and contingencies (Note 12)

Stockholders' equity (deficit):
Series Seed convertible preferred stock, $0.0001 par, no shares and 20,714,518 shares, authorized, issued and outstanding at December 31, 2021 and 2020, respectively	-	2,071
Series A convertible preferred stock, $0.0001 par, no shares and 14,481,413 shares authorized, no shares and 5,654,072 shares issued and outstanding at December 31, 2021 and 2020, respectively	-	565
Series A-2 convertible preferred stock, $0.0001 par, no shares and 20,000,000 shares authorized, no shares and 5,932,742 shares issued and outstanding at December 31, 2021 and 2020, respectively	-	593
Series A-3 convertible preferred stock, $0.0001 par, no shares and 18,867,925 shares authorized, no shares and 9,032,330 shares issued and outstanding at December 31, 2021 and 2020, respectively	-	904
Series CF convertible preferred stock, $0.0001 par, no shares and 2,000,000 shares authorized, no shares and 836,331 shares issued and outstanding at December 31, 2021 and 2020, respectively	-	83
Series B convertible preferred stock, $0.0001 par, no shares and 20,714,517 shares authorized, no shares and 20,714,517 shares issued and outstanding at December 31, 2021 and 2020, respectively	-	2,075
Undesignated preferred stock, $0.0001 par, 10,000,000 shares and 936,144 shares authorized, 0 shares issued and outstanding as of both December 31, 2021 and 2020	-	-
Common stock, $0.0001 par, 200,000,000 and 110,000,000 shares authorized, 13,001,690 and 664,167 shares issued and outstanding as of both December 31, 2021 and 2020, respectively	1,300	66
Additional paid-in capital	58,612,873	27,481,995
Accumulated deficit	(65,703,954)	(33,345,997)
Total stockholders' equity (deficit)	(7,089,781)	(5,857,645)
Total liabilities and stockholders' equity (deficit)	$36,485,224	$16,352,169

The accompanying notes are an integral part of these financial statements.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co